Exhibit 99.1

Pixelworks Reports Second Quarter 2018 Financial Results

Revenue increased 26% Sequentially Driven by Growth in Projector and Mobile;
Expects Sequential Growth in Projector, Video Delivery and Mobile in the Third Quarter

SAN JOSE, Calif., Aug. 2, 2018 - Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of power efficient visual processing solutions, today announced financial results for the second quarter ended June 30, 2018.

Second Quarter Highlights

•	Digital Projector revenue grew 31% sequentially

•	Mobile revenue grew 66% sequentially and 29% year-over-year, on increased production volume shipments of both 3rd and 4th generation Iris processors to smartphone OEM customers

•	Secured multiple new wins and increased pipeline of customer engagements in both mobile and video delivery

President and CEO of Pixelworks, Todd DeBonis, commented, “Second quarter revenue of $19.3 million was above the high-end of our guidance range, reflecting strong sequential growth in both the digital projector and mobile markets. Additionally, consolidated revenue in the second quarter grew more than 20 percent year-over-year after adjusting for the end-of-life revenue we recognized in 2017. Operating expenses were in-line with our expectations, and we achieved breakeven bottom-line results on a non-GAAP basis.

“Complementing our solid financial results, we announced several notable wins during the second quarter. In mobile, we shipped increased volumes of 3rd and 4th generation Iris processors in support of announced wins on Xiaomi Blackshark’s gaming smartphone and ASUS’ flagship ROG Phone. In our video delivery business, we announced our XCode transcoding SoCs were selected to enable multiple leading OTA devices, including AirTV and Nuvyyo’s Tablo Dual-Lite DVR.

“Prevailing video consumption trends among consumers are continuing to drive increased momentum for the incorporation of Pixelworks’ advanced display technologies in next-generation devices. As evidence, today we have the largest pipeline of customer and program engagements in recent history, and we anticipate being able to announce multiple new wins in mobile during the second half of the year. Specific to the third quarter, we expect to report healthy sequential and year-over-year consolidated revenue growth, with our video delivery business anticipated to be accretive and contribute to our improvement in overall profitability.”

Second Quarter 2018 Financial Results
Revenue in the second quarter of 2018 was $19.3 million, compared to $15.3 million in the first quarter of 2018. The sequential increase reflects a combination of seasonal growth in the Company’s digital projector business and expanded shipments of Iris mobile processors in support of new product launches at multiple smartphone customers. Revenue in the second quarter of 2017 was $20.7 million, which included $5.1 million of legacy end-of-life product revenue.

On a GAAP basis, gross profit margin in the second quarter of 2018 was 49.5%, compared to 51.0% in the first quarter of 2018 and 54.1% in the second quarter of 2017. Second quarter 2018 GAAP operating expenses were $12.0 million compared to $9.1 million in the first quarter of 2018 and $9.2 million in the year-ago quarter.

For the second quarter of 2018, the Company recorded a GAAP net loss of $2.6 million, or $(0.07) per share, compared to a GAAP net loss of $598,000, or $(0.02) per share, in the first quarter of 2018 and GAAP net income of $1.3 million, or $0.04 per diluted share, in the year-ago quarter.

On a non-GAAP basis, second quarter 2018 gross profit margin was 52.7%, compared to 54.2% in the first quarter of 2018 and 54.4% in the year-ago quarter. Second quarter 2018 non-GAAP operating expenses were $10.0 million, compared to $7.8 million in the first quarter of 2018 and $7.6 million in the year-ago quarter. Operating expenses in both the first quarter of 2018 and second quarter of 2017 included the recognition of approximately $2 million of offsets to R&D related to the Company’s ongoing co-development project with a large digital projector customer.

For the second quarter of 2018, the Company recorded a non-GAAP net loss of $140,000, or $(0.00) per share, compared to non-GAAP net income of $38,000, or $0.00 per diluted share, in the first quarter of 2018 and non-GAAP net income of $3.2 million, or $0.10 per diluted share, in the year-ago quarter. Adjusted EBITDA in the second quarter of 2018 was $1.1 million, compared with $1.3 million in the first quarter of 2018 and $4.7 million in the year-ago quarter.

Business Outlook
For the third quarter of 2018, Pixelworks expects revenue to be in a range of between $21 million and $22 million. Additional guidance will be provided as part of the Company’s earnings conference call.

Conference Call Information
Pixelworks will host a conference call today, August 2, 2018, at 2:00 p.m. Pacific Time, which can be accessed by calling 877-359-9508 and using passcode 8078505. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, August 9, 2018, and can be accessed by calling 855-859-2056 and using passcode 8078505.

About Pixelworks Inc.
Pixelworks creates, develops and markets high efficiency visual display processing and advanced video delivery solutions for the highest quality display and streaming applications. The Company has a 20-year history of delivering image processing innovation to providers of leading edge consumer electronics and professional displays. Pixelworks is headquartered in San Jose, Calif. For more information, please visit the company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, which exclude inventory step-up and backlog amortization, amortization of acquired intangible assets, stock-based compensation expense, restructuring expenses, discount accretion on convertible debt fair value and gain on extinguishment of convertible debt, which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which Pixelworks defines as GAAP net income (loss) before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.

Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period to period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing businesses and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis.

In calculating the above non-GAAP results, management specifically adjusted for certain items related to the acquisition of ViXS Systems, Inc., including amortization of acquired intangible assets, impact of inventory step up both related to fair valuing the items, restructuring expenses related to a reduction in workforce, accretion on convertible debt of ViXS. Management considers these items as either limited in term or having no impact on Pixelworks’ cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to our past operating performance.

Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile and OTA businesses, including market movement and demand, customer engagements, mobile wins and the timing thereof, growth in the mobile and video delivery markets, synergies and additional guidance. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: whether the Company will be able to implement the restructuring program as planned, whether the expected amount of the costs associated with the restructuring program will differ from or exceed the Company's estimates and whether the Company will be able to realize the full amount of estimated savings from the restructuring program or within the timeframe expected; our ability to execute on our strategy, including the integration of ViXS; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2017 as well as subsequent SEC filings.

The forward-looking statements contained in this release speak as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Revenue, net	$19,251	$15,292	$20,721	$34,543	$43,431
Cost of revenue (1)	9,717	7,490	9,520	17,207	19,838
Gross profit	9,534	7,802	11,201	17,336	23,593
Operating expenses:
Research and development (2)	6,423	4,463	4,501	10,886	9,407
Selling, general and administrative (3)	4,959	4,614	4,660	9,573	8,799
Restructuring	602	19	—	621	—
Total operating expenses	11,984	9,096	9,161	21,080	18,206
Income (loss) from operations	(2,450)	(1,294)	2,040	(3,744)	5,387
Interest income (expense) and other, net (4)	(131)	972	(107)	841	(200)
Income (loss) before income taxes	(2,581)	(322)	1,933	(2,903)	5,187
Provision for income taxes	32	276	669	308	1,102
Net income (loss)	$(2,613)	$(598)	$1,264	$(3,211)	$4,085
Net income (loss) per share:
Basic	$(0.07)	$(0.02)	$0.04	$(0.09)	$0.14
Diluted	$(0.07)	$(0.02)	$0.04	$(0.09)	$0.13
Weighted average shares outstanding:
Basic	35,704	35,183	29,766	35,445	29,526
Diluted	35,704	35,183	31,974	35,445	31,601
——————
(1) Includes:
Amortization of acquired intangible assets	298	298	—	596	—
Inventory step-up and backlog amortization	239	122	—	361	—
Stock-based compensation	78	66	69	144	122
(2) Includes stock-based compensation	627	595	362	1,222	676
(3) Includes:
Stock-based compensation	682	539	519	1,221	941
Amortization of acquired intangible assets	101	101	—	202	—
Acquisition and integration	—	—	730	—	894
(4) Includes:
Gain on debt extinguishment	—	(1,272)	—	(1,272)	—
Discount accretion on convertible debt fair value	—	69	—	69	—

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$9,534	$7,802	$11,201	$17,336	$23,593
Amortization of acquired intangible assets	298	298	—	596	—
Inventory step-up and backlog amortization	239	122	—	361	—
Stock-based compensation	78	66	69	144	122
Total reconciling items included in gross profit	615	486	69	1,101	122
Non-GAAP gross profit	$10,149	$8,288	$11,270	$18,437	$23,715
Non-GAAP gross profit margin	52.7%	54.2%	54.4%	53.4%	54.6%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$11,984	$9,096	$9,161	$21,080	$18,206
Reconciling item included in research and development:
Stock-based compensation	627	595	362	1,222	676
Reconciling items included in selling, general and administrative:
Stock-based compensation	682	539	519	1,221	941
Amortization of acquired intangible assets	101	101	—	202	—
Acquisition and integration	—	—	730	—	894
Restructuring	602	19	—	621	—
Total reconciling items included in operating expenses	2,012	1,254	1,611	3,266	2,511
Non-GAAP operating expenses	$9,972	$7,842	$7,550	$17,814	$15,695
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(2,613)	$(598)	$1,264	$(3,211)	$4,085
Reconciling items included in gross profit	615	486	69	1,101	122
Reconciling items included in operating expenses	2,012	1,254	1,611	3,266	2,511
Reconciling items included in interest expense and other, net	—	(1,203)	—	(1,203)	—
Tax effect of non-GAAP adjustments	(154)	99	270	(55)	425
Non-GAAP net income (loss)	$(140)	$38	$3,214	$(102)	$7,143
Non-GAAP net income (loss) per share:
Basic	$(0.00)	$0.00	$0.11	$(0.00)	$0.24
Diluted	$(0.00)	$0.00	$0.10	$(0.00)	$0.23
Non-GAAP weighted average shares outstanding:
Basic	35,704	35,183	29,766	35,445	29,526
Diluted	35,704	37,306	31,974	35,445	31,601

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2018		2018		2017		2018		2017
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(0.07)	$(0.07)	$(0.02)	$(0.02)	$0.04	$0.04	$(0.09)	$(0.09)	$0.14	$0.13
Reconciling items included in gross profit	0.02	0.02	0.01	0.01	—	—	0.03	0.03	—	—
Reconciling items included in operating expenses	0.06	0.06	0.04	0.03	0.05	0.05	0.09	0.09	0.09	0.08
Reconciling items included in interest expense and other, net	—	—	(0.03)	(0.03)	—	—	(0.03)	(0.03)	—	—
Tax effect of non-GAAP adjustments	—	—	—	—	0.01	0.01	—	—	0.01	0.01
Non-GAAP net income (loss)	$(0.00)	$(0.00)	$0.00	$0.00	$0.11	$0.10	$(0.00)	$(0.00)	$0.24	$0.23

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN * (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	49.5%	51.0%	54.1%	50.2%	54.3%
Amortization of acquired intangible assets	1.5	1.9	—	1.7	—
Inventory step-up and backlog amortization	1.2	0.8	—	1.0	—
Stock-based compensation	0.4	0.4	0.3	0.4	0.3
Total reconciling items included in gross profit	3.2	3.2	0.3	3.2	0.3
Non-GAAP gross profit margin	52.7%	54.2%	54.4%	53.4%	54.6%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$(2,613)	$(598)	$1,264	$(3,211)	$4,085
Stock-based compensation	1,387	1,200	950	2,587	1,739
Restructuring	602	19	—	621	—
Amortization of acquired intangible assets	399	399	—	798	—
Inventory step-up and backlog amortization	239	122	—	361	—
Tax effect of non-GAAP adjustments	(154)	99	270	(55)	425
Gain on debt extinguishment	—	(1,272)	—	(1,272)	—
Discount accretion on convertible debt fair value	—	69	—	69	—
Acquisition and integration	—	—	730	—	894
Non-GAAP net income (loss)	$(140)	$38	$3,214	$(102)	$7,143
EBITDA adjustments:
Depreciation and amortization	$923	$826	$975	$1,749	$1,814
Non-GAAP Interest expense and other, net	131	231	107	362	200
Non-GAAP provision for income taxes	186	177	399	363	677
Adjusted EBITDA	$1,100	$1,272	$4,695	$2,372	$9,834

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$17,443	$27,523
Short-term marketable securities	2,726	—
Accounts receivable, net	6,589	4,640
Inventories	2,890	2,846
Prepaid expenses and other current assets	2,097	1,328
Total current assets	31,745	36,337
Property and equipment, net	5,299	5,605
Other assets, net	1,341	1,338
Acquired intangible assets, net	5,058	5,856
Goodwill	18,407	18,407
Total assets	$61,850	$67,543
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,932	$1,436
Accrued liabilities and current portion of long-term liabilities	13,526	16,387
Current portion of income taxes payable	379	445
Total current liabilities	16,837	18,268
Long-term liabilities, net of current portion	985	1,487
Income taxes payable, net of current portion	2,326	2,282
Convertible debt	—	6,069
Total liabilities	20,148	28,106
Shareholders’ equity	41,702	39,437
Total liabilities and shareholders’ equity	$61,850	$67,543

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com